                                                                     Exhibit 11
                                                                    Page 1 of 2

                           COLGATE-PALMOLIVE COMPANY

                    COMPUTATION OF EARNINGS PER COMMON SHARE

                  Dollars in Millions Except Per Share Amounts
                                  (Unaudited)

                                                      THREE MONTHS ENDED      SIX MONTHS ENDED
                                                           JUNE 30,               JUNE 30,
                                                      ------------------      ----------------
PRIMARY                                                1997        1996        1997        1996
----------------------------------------------        -------     -------     -------     -------

Earnings:
  Net income...................................       $175.8      $148.9      $345.4      $292.4

  Deduct: Dividends on preferred
    shares, net of income taxes................          5.2         5.3        10.6        10.7
                                                      -------     -------     -------     -------
  Net income applicable to common
    shares common shares.......................       $170.6      $143.6      $334.8      $281.7
                                                      -------     -------     -------     -------
                                                      -------     -------     -------     -------
Shares (in millions):
  Weighted average shares outstanding..........        295.3       293.1       294.9       292.6
                                                      -------     -------     -------     -------
                                                      -------     -------     -------     -------
Earnings per common share, primary.............         $.58      $   .49     $  1.14     $   .96
                                                      -------     -------     -------     -------
                                                      -------     -------     -------     -------


                                                                     Exhibit 11
                                                                    Page 2 of 2

                           COLGATE-PALMOLIVE COMPANY

                    COMPUTATION OF EARNINGS PER COMMON SHARE

                  Dollars in Millions Except Per Share Amounts
                                  (Unaudited)

                                                      THREE MONTHS ENDED      SIX MONTHS ENDED
                                                           JUNE 30,               JUNE 30,
                                                      ------------------      ----------------
ASSUMING FULL DILUTION                                 1997        1996        1997        1996
----------------------------------------------        -------     -------     -------     -------

Earnings:
  Net income...................................       $175.8      $148.9      $345.4      $292.4
  Deduct:
  Dividends on preferred shares................           .1          .1          .3          .3
  Replacement funding resulting from
    assumed conversion of Series B
    Convertible Preference Stock, net of tax...           .5         1.3         1.1         2.5
                                                      -------     -------     -------     -------
  Net income applicable to common shares.......       $175.2      $147.5      $344.0      $289.6
                                                      -------     -------     -------     -------
                                                      -------     -------     -------     -------
Shares (in millions):
  Weighted average number of common
    shares outstanding..........................       295.3       293.1       294.9       292.6
  Assumed conversion of options
    reduced by the number of shares which
    could have been purchased with the
    proceeds from the exercise of such
    options.....................................         7.5         5.0        7.8          5.1
  Assumed conversion of Series B
    Convertible Preference Stock................        23.1        24.2       23.1         24.2
                                                      -------     -------     -------     -------
  Weighted average number of common shares
    outstanding, as adjusted....................       325.9       322.3      325.8        321.9
                                                      -------     -------     -------     -------
                                                      -------     -------     -------     -------
Earnings per common share, assuming full
  dilution......................................         $.54        $.46      $1.06         $.90
                                                      -------     -------     -------     -------
                                                      -------     -------     -------     -------